News Release

Amkor Technology Reports Financial Results for the First Quarter 2015

TEMPE, Ariz. - April 27, 2015 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the first quarter ended March 31, 2015.

“First quarter results met our expectations," said Steve Kelley, Amkor's president and chief executive officer. "Sales grew 7% year-on-year driven by strong demand for our advanced packaging and test technologies. We saw a corresponding increase in earnings per share of $0.03 year-on-year."

	GAAP Results			Non-GAAP Results
	Q1 2015	Q4 2014	Q1 2014	Q1 2015	Q4 2014	Q1 2014
	($ in millions, except per share amounts)
Net sales	$743	$853	$696	$743	$853	$696
Gross margin	18.2%	14.1%	18.5%	18.2%	22.9%	18.5%
Net income	$29	$13	$21	$29	$90	$21
Earnings per diluted share	$0.12	$0.06	$0.09	$0.12	$0.38	$0.09

The gross margin, net income and earnings per diluted share information presented above under Non-GAAP Results excludes charges relating to the settlement of litigation and are non-GAAP measures. The charges are $87 million ($77 million, net of tax) in the fourth quarter 2014. The reconciliation to the comparable GAAP measures is included below under "Selected Operating Data."

Cash and cash equivalents were $494 million, and total debt was $1.5 billion, at March 31, 2015.

Business Outlook

"We anticipate that second quarter 2015 revenues will be flat sequentially, primarily due to inventory adjustments and other issues at a major customer," said Kelley. "We expect demand will strengthen in the second half of 2015 driven by the launch of flagship mobile devices with high Amkor content. Our full year 2015 capital expenditure estimate of around $600 million, including around $150 million of spending for our new K5 facility, remains unchanged."

Based upon currently available information, we have the following expectations for the second quarter 2015:

•	Net sales of $725 million to $775 million, down 2% to up 4% from the prior quarter

•	Gross margin of 16% to 19%

•	Net income of $12 million to $35 million, or $0.05 to $0.15 per diluted share

Conference Call Information

Amkor will conduct a conference call on Monday, April 27, 2015, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor's website: www.amkor.com. You may also access the call by dialing 1-877-645-6380 or 1-404-991-3911. A replay of the call will be made available at Amkor's website or by dialing 1-855-859-2056 or 1-404-537-3406 (conference ID 23579914). The webcast is also being distributed over NASDAQ OMX's investor distribution network to both institutional and individual investors. Institutional investors can access the call via NASDAQ OMX's password-protected event management site, Street Events (www.streetevents.com).

About Amkor

Amkor is a leading provider of semiconductor packaging and test services to semiconductor companies and electronics OEMs. More information about Amkor is available from the company's filings with the Securities and Exchange Commission and at Amkor's website: www.amkor.com.

Contacts:

Amkor Technology, Inc.
Joanne Solomon
Executive Vice President & Chief Financial Officer
480-786-7878
joanne.solomon@amkor.com

Greg Johnson
Senior Director, Finance and Investor Relations
480-786-7594
greg.johnson@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q1 2015	Q4 2014	Q1 2014
Net Sales Data:
Net sales (in millions):
Advanced products*	$373	$462	$302
Mainstream products**	370	391	394
Total net sales	$743	$853	$696

Packaging services	85%	85%	85%
Test services	15%	15%	15%

Net sales from top ten customers	60%	64%	60%

Packaged units (in millions):
Advanced products*	1,188	1,174	650
Mainstream products**	2,671	3,001	3,217
Total packaged units	3,859	4,175	3,867

End Market Distribution Data (an approximation including representative devices and applications based on a sampling of our largest customers):
Communications (smart phones, tablets, handheld devices, wireless LAN)	57%	60%	53%
Consumer (television, set top boxes, gaming, portable media, digital cameras)	12%	11%	15%
Automotive, industrial and other (infotainment, safety, performance, comfort)	11%	10%	12%
Networking (servers, routers, switches)	11%	10%	10%
Computing (PCs, hard disk drive, printers, peripherals, servers)	9%	9%	10%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	36.7%	36.0%	36.8%
Labor	14.2%	13.2%	14.7%
Other manufacturing	30.9%	27.9%	30.0%
Litigation settlement	—%	8.8%	—%
Gross margin	18.2%	14.1%	18.5%

Earnings per Share Data:
Net income available to Amkor common stockholders - basic	$29	$13	$20
Adjustment for dilutive securities on net income:
Interest on 6.0% convertible notes due 2014, net of tax	—	—	1
Net income attributable to Amkor - diluted	$29	$13	$21

Weighted average shares outstanding - basic	237	237	216
Effect of dilutive securities:
6.0% convertible notes due 2014	—	—	19
Weighted average shares outstanding - diluted	237	237	235

Net income attributable to Amkor per common share:
Basic	$0.12	$0.06	$0.09
Diluted	$0.12	$0.06	$0.09

*Advanced products include flip chip and wafer-level processing and related test services
**Mainstream products include wirebond packaging and related test services

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In the press release above we provide non-GAAP gross margin, non-GAAP net income and non-GAAP earnings per diluted share for the fourth quarter 2014. We present these non-GAAP amounts to demonstrate the impact of the charges we recognized related to the settlement of our litigation with Tessera. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). These measures have limitations, including that they exclude the charges for the settlement payments, which are amounts that the company will ultimately have to pay in cash, and should be considered in addition to, and not as a substitute for, or superior to, gross margin, net income and earnings per diluted share prepared in accordance with U.S. GAAP. Below is the reconciliation of non-GAAP gross margin, non-GAAP net income and non-GAAP earnings per diluted share to U.S. GAAP gross margin, net income and earnings per diluted share.

Non-GAAP Financial Measures Reconciliation:
Q4 2014
Gross margin	14.1%
Plus: Litigation settlement charges divided by net sales	8.8%
Non-GAAP gross margin	22.9%

Net income (in millions)	$13
Plus: Litigation settlement charges, net of tax (in millions)	77
Non-GAAP net income (in millions)	$90

Earnings per diluted share	$0.06
Plus: Litigation settlement charges per diluted share	0.32
Non-GAAP earnings per diluted share	$0.38

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended March 31,
	2015	2014
	(In thousands, except per share data)
Net sales	$742,875	$696,044
Cost of sales	607,928	567,224
Gross profit	134,947	128,820
Selling, general and administrative	62,942	62,424
Research and development	18,026	21,045
Total operating expenses	80,968	83,469
Operating income	53,979	45,351
Interest expense	23,777	23,722
Interest expense, related party	1,242	1,242
Other (income) expense, net	(498)	36
Total other expense, net	24,521	25,000
Income before taxes and equity in earnings of unconsolidated affiliate	29,458	20,351
Income tax expense	5,999	4,929
Income before equity in earnings of unconsolidated affiliate	23,459	15,422
Equity in earnings of J-Devices	6,238	5,761
Net income	29,697	21,183
Net income attributable to noncontrolling interests	(916)	(550)
Net income attributable to Amkor	$28,781	$20,633

Net income attributable to Amkor per common share:
Basic	$0.12	$0.09
Diluted	$0.12	$0.09

Shares used in computing per common share amounts:
Basic	236,708	216,757
Diluted	237,424	235,497

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2015	December 31, 2014
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$494,189	$449,946
Restricted cash	2,681	2,681
Accounts receivable, net of allowances	433,092	469,683
Inventories	227,605	223,379
Other current assets	48,383	52,259
Total current assets	1,205,950	1,197,948
Property, plant and equipment, net	2,167,790	2,206,476
Investments	138,218	117,733
Restricted cash	2,151	2,123
Other assets	119,767	111,125
Total assets	$3,633,876	$3,635,405

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$30,000	$5,000
Trade accounts payable	287,129	309,025
Capital expenditures payable	111,646	127,568
Accrued expenses	272,620	258,997
Total current liabilities	701,395	700,590
Long-term debt	1,420,677	1,450,824
Long-term debt, related party	75,000	75,000
Pension and severance obligations	153,027	152,673
Other non-current liabilities	120,193	125,382
Total liabilities	2,470,292	2,504,469

Amkor stockholders’ equity:
Preferred stock	—	—
Common stock	282	282
Additional paid-in capital	1,880,753	1,878,810
Accumulated deficit	(488,181)	(516,962)
Accumulated other comprehensive loss	(31,629)	(32,867)
Treasury stock	(213,258)	(213,028)
Total Amkor stockholders’ equity	1,147,967	1,116,235
Noncontrolling interests in subsidiaries	15,617	14,701
Total equity	1,163,584	1,130,936
Total liabilities and equity	$3,633,876	$3,635,405

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended March 31,
	2015	2014
	(In thousands)
Cash flows from operating activities:
Net income	$29,697	$21,183
Depreciation and amortization	124,387	108,338
Other operating activities and non-cash items	(9,525)	(4,274)
Changes in assets and liabilities	20,465	6,699
Net cash provided by operating activities	165,024	131,946

Cash flows from investing activities:
Payments for property, plant and equipment	(106,149)	(95,999)
Proceeds from sale of property, plant and equipment	3,254	726
Investment in J-Devices	(12,908)	—
Other investing activities	(322)	(266)
Net cash used in investing activities	(116,125)	(95,539)

Cash flows from financing activities:
Borrowings under revolving credit facilities	30,000	—
Proceeds from issuance of long-term debt	—	80,000
Payments of long-term debt	(35,000)	(80,000)
Payment of deferred consideration for an acquisition	—	(18,763)
Proceeds from the issuance of stock through share-based compensation plans	574	438
Payments of tax withholding for restricted shares	(230)	(122)
Net cash used in financing activities	(4,656)	(18,447)

Effect of exchange rate fluctuations on cash and cash equivalents	—	183

Net increase in cash and cash equivalents	44,243	18,143
Cash and cash equivalents, beginning of period	449,946	610,442
Cash and cash equivalents, end of period	$494,189	$628,585

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, all of the statements made under "Business Outlook" above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•
there can be no assurance that our new factory and research and development center in Korea will be completed, or that the actual scope, costs, timeline or benefits of the project will be consistent with our current expectations;

•	the highly unpredictable nature and cyclicality of the semiconductor industry;

•	timing and volume of orders relative to production capacity and the inability to achieve high capacity utilization rates, control costs and improve profitability;

•
volatility of consumer demand, double booking by customers and deterioration in forecasts from our customers for products incorporating our semiconductor packages, including any slowdown in demand or changes in customer forecasts for smartphones or other mobile devices;

•	delays, lower manufacturing yields and supply constraints relating to wafers, particularly for advanced nodes and related technologies;

•	dependence on key customers and the impact of changes in our market share and prices for our services with those customers;

•
the performance of our business, economic and market conditions, the cash needs and investment opportunities for the business, the need for additional capacity and facilities to service customer demand and the availability of cash flow from operations or financing;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers, including the uncertain macroeconomic environment;

•	the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters and the impact of other legal proceedings;

•
the negative impact on economic growth resulting from the action or inaction of the U.S. government relating to federal income tax increases for individuals or corporations, the federal debt ceiling, the federal deficit and government spending restrictions or shutdowns;

•
changes in tax rates and taxes as a result of changes in U.S. or foreign tax law, the jurisdictions in which our income is determined to be earned and taxed, the outcome of tax audits and tax ruling requests, our ability to realize deferred tax assets and the expiration of tax holidays;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow or access to other sources of liquidity to fund capital additions;

•	the effects of an economic slowdown in China, the U.S. and other major economies worldwide;

•
disruptions in our business or deficiencies in our controls resulting from the integration of newly acquired operations or the implementation and security of, and changes to, our enterprise resource planning, factory shop floor systems and other management information systems;

•	economic effects of terrorist attacks, natural disasters and military conflict;

•	competition, competitive pricing and declines in average selling prices;

•	fluctuations in manufacturing yields;

•	dependence on international operations and sales and exchange rate fluctuations;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs;

•	dependence on key personnel;

•	enforcement of and compliance with intellectual property rights;

•	environmental and other governmental regulations; and

•	technological challenges.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2014 and in the company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.